Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of March 20, 2023, is made and entered into by and among Kingswood Acquisition Corp., a Delaware corporation (“SPAC”), Binah Capital Group, Inc., a Delaware corporation, and a wholly owned subsidiary of SPAC (“Holdings”) and Wentworth Management Services LLC, a Delaware limited liability company (the “Company”).

WHEREAS, SPAC, the Company, Holdings and certain other parties, previously entered into that certain Agreement and Plan of Merger, dated as of July 7, 2022, as modified by that certain Consent and Acknowledgement of Merger Agreement Letter Agreement, dated as of December 30, 2022, by and between SPAC, the Company and Holdings (as so modified, the “Agreement”);

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement; and

WHEREAS, Section 10.10 of the Agreement provides that the Agreement may not be amended or modified except by an instrument in writing signed in the same manner as the Agreement; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Amendments.

(a)             The definition of “Transaction Expenses Shortfall” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

‘ “Transaction Expenses Shortfall” means an amount equal to (x) the Outstanding Transaction Expenses minus (y) the Available Closing Date Cash.’

(b)             Section 8.03(k) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(k)            Available Closing Date Cash. The Available Closing Date Cash shall be sufficient to cover an amount equal to the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) and the Outstanding Transaction Expenses.”

(c)             Section 9.01(c)(B) is hereby amended and restated in its entirety to read as follows:

“(B) the Available Closing Date Cash shall be insufficient to cover the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) and the Outstanding Transaction Expenses”.

2.           Effect on Agreement. Other than as specifically set forth herein, all other terms and provisions of the Agreement shall remain unaffected by the terms of this Amendment and shall continue in full force and effect in accordance with their respective terms. Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment, and as hereinafter amended or restated.

3.            Counterparts. This Amendment may be executed and delivered in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.            Successors and Assigns. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

5.            Amendment. This Amendment may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the parties hereto.

6.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

7.            Entire Agreement. This Amendment, the Agreement and the ancillary agreements to the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

BINAH CAPITAL GROUP, INC.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

KINGSWOOD MERGER SUB, INC.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

WENTWORTH MERGER SUB, LLC

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

WENTWORTH MANAGEMENT SERVICES LLC

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	President